Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Eyenovia, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share	Rule 457(h)	200,000(1)(2)	$0.55	$110,000	.00015310	$16.85
Total Offering Amounts					$110,000		$16.85
Total Fee Offsets							$—
Net Fee Due							$16.85

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) also covers such indeterminable number of additional shares of Eyenovia, Inc.’s (the “Registrant”) common stock, $0.0001 par value per share, as may become issuable under the Inducement Award (as defined below) to prevent dilution in the event of a reorganization, reclassification, stock split, dividend or distribution, or any similar transaction.

(2)	Pursuant to the Registrant’s non-qualified stock option inducement award to Andrew D. Jones on August 30, 2024 (the “Inducement Award”).